Exhibit 10.21

EXECUTION COPY

SECOND AMENDMENT TO THE

CATALENT PHARMA SOLUTIONS, LLC

DEFERRED COMPENSATION PLAN

SECOND AMENDMENT dated July 24, 2009 (this “Amendment”) to the CATALENT PHARMA SOLUTIONS, LLC DEFERRED COMPENSATION PLAN effective April 10, 2007 as amended as of December 29, 2008 (the “Plan”).

WHEREAS, in order to clarify that Matching Credits under the Plan are not to be administered in a manner that would require a “true up” for total Compensation earned during a Plan Year, Catalent Pharma Solutions, Inc. (the “Company”) desires to amend the Plan, effective January 1, 2009, as set forth below.

Section 3.3 is amended to add the following to the end thereof:

“Notwithstanding anything in this Plan to the contrary, Matching Credits, if any, for a Plan Year shall be made with respect to Deferred Compensation Credits based on a Participant’s Compensation at the time such amounts would otherwise have been earned by a Participant and in no event shall be construed to require a “ true up” of Matching Credits for annual Compensation earned by the Participant for the Plan Year as a whole.”

IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date and year first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Harry Weininger
Name:	Harry Weininger
Title:	SVP Human Resources